Registration
                                                        Number 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 NETEGRITY, INC.
               (Exact name of issuer as specified in its charter)

    Delaware                                         04-2911320
(State of Incorporation)                   (IRS Employer Identification Number)

                      245 Winter Street, Waltham, MA 02154
                    (Address of Principal Executive Offices)

                                 (781) 890-1700
              (Registrant's telephone number, including area code)

                                 NETEGRITY, INC.
                  1997 Non-Employee Director Stock Option Plan
                            (Full title of the Plan)

                        Anthony J. Medaglia, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               l01 Federal Street
                           Boston, Massachusetts 02110
                                                  (617) 951-6600
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                         Proposed             Proposed
 Title of                                Maximum              Maximum
Securities            Amount             Offering             Aggregate               Amount of
  to be               to be               Price               Offering              Registration
Registered         Registered(l)         Per Share              Price                    Fee(2)

Common Stock       125,000 shares        $2.50                $312,500              $92.19


(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the stock split, stock dividend or similar provisions of the Plan to which this Registration Statement relates.

(2) The registration fee has been calculated with respect to 125,000 shares registered on the basis of the average of the high and low sale prices on the Nasdaq SmallCap Market on July 9, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The Company hereby  incorporates  by reference the documents  listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934 (prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

         (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All of the reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in the Registration Statement filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts. Anthony J. Medaglia, Jr., who is a stockholder of Hutchins, Wheeler & Dittmar, A Professional Corporation, is the Secretary of the Company.

Item 6.  Indemnification of Directors and Officers

         The Delaware General Corporate Law and the Company's Certificate of Incorporation and By-Laws allow for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee has no reasonable cause to believe were unlawful.

         Article V of the Amended By-Laws of the Company provides as follows:

                                    Article V
                                 INDEMNIFICATION

                  Section 5.1 Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each an "Indemnitee"), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

                  Section 5.2 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit.

                  Section 5.3 Expenses. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.1 and 5.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Section 5.4  Authorization and Request for Indemnification.

                           (a) Any  indemnification  requested by the Indemnitee
                  under Section 5.1 hereof shall be made no later than ten (10) days after receipt of the written request of the Indemnitee, unless it shall have been adjudicated by a court of final determination that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                           (b) Any  indemnification  requested by the Indemnitee
                  under Section 5.2 hereof shall be made no later than ten (10) days after receipt of the written request of the Indemnitee, unless it shall have been adjudicated by a court of final determination that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, the Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of the Indemnitee's duty to the Corporation unless and only to the extent that any court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

                  Section 5.5 Advance  Payment of  Expenses.  Subject to Section
         5.4 above, the Corporation shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Corporation. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation. The advances to be made hereunder shall be paid by the Corporation to or on behalf of the Indemnitee within 30 days following delivery of a written request therefor by the Indemnitee to the Corporation.

                  Section 5.6 Non-Exclusiveness. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a

         Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 5.7 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
         Article V.

                  Section 5.8 Constituent Corporations. The Corporation shall have power to indemnify any person who is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this Corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  Section 5.9 Additional Indemnification. In addition to the foregoing provisions of this Article V, the Corporation shall have the power, to the full extent provided by law, to indemnify any person for any act or omission of such person against all loss, cost, damage and expense (including attorney's fees) if such person is determined (in the manner prescribed in Section 5.4 hereof) to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation.

         Item 7.  Exemption from Registration Claimed

         Not applicable.

         Item 8.  Exhibits

         Number              Description

             4 1997 Non-Employee Director Stock Option Plan (filed as Exhibit 10.16 to Annual Report on
                             Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference).

             5 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to legality of shares being registered and consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (filed herewith).

             23 Consents of Independent Public Accountants - included in Registration Statement under heading "Consent of Independent Public Accountants."

        Item 9.  Undertakings

        The undersigned Registrant hereby undertakes the following:

        (a)  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of
                                  this  Registration   Statement  (or  the  most
                                  recent   post-effective   amendment   thereof)
                                  which,   individually  or  in  the  aggregate,
                                  represent   a   fundamental   change   in  the
                                  information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securitied offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii)        To  include  any  material   information  with
                                  respect  to  the  plan  of  distribution   not
                                  previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned Registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on July 9, 1998.

                                       NETEGRITY, INC.


                                       By  /s/ Barry N. Bycoff
                                           Barry N. Bycoff
                                           Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                                      Title                                             Date

/s/ Barry N. Bycoff                                Director, President                        July 9, 1998
------------------------------------------
Barry N. Bycoff                                    and Chief Executive Officer
                                                   (principal executive officer)

/s/ Stephen L. Watson                              Chairman of the Board                      July 9, 1998
----------------------------------------
Stephen L. Watson                                  of Directors


/s/ James E. Hayden                                Vice President of Finance and              July 9, 1998
-----------------------------------------
James E. Hayden                                    Administration, Chief Financial
                                                    Officer and Treasurer
                                                   (principal financial and
                                                   accounting officer)

/s/ Milton J. Pappas                               Director                                   July 9, 1998
-------------------------------------------
Milton J. Pappas


/s/ Ralph B. Wagner                                Director                                   July 9, 1998
-----------------------------------------
Ralph B. Wagner


/s/ Michael L. Mark                                Director                                   July 9, 1998
-----------------------------------------
Michael L. Mark

/s/ Eric R. Giler                                  Director                                   July 9, 1998
---------------------------------------------
Eric R. Giler

/s/ James P. McNiel                                Director                                   July 9, 1998
-----------------------------------------
James P. McNiel


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549







                                    EXHIBITS

                                       to

                                    FORM S-8






                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933









                                 NETEGRITY, INC.
             (Exact name of registrant as specified in its charter)






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